As filed with the Securities and Exchange Commission on September 4, 2020

Registration No. 333-

UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT UNDER

THE SECURITIES ACT OF 1933

Corporación América Airports S.A.

(Exact name of registrant as specified in its charter)

Grand Duchy of Luxembourg (State or other jurisdiction of incorporation or organization)		Not Applicable (I.R.S. Employer Identification No.)

4, rue de la Grève, L-1643 Luxembourg, Grand Duchy of Luxembourg (Address of Principal Executive Offices and Zip Code)

Management Share compensation plan

(Full title of the plan)

Puglisi & Associates

850 Library Avenue, Suite 204,

Newark, Delaware 19711

Tel: 302-738-6680

(Name and address of agent for service;
Telephone number, including area code, of agent for service)

Copy to:

Marc Rossell, Esq.

Greenberg Traurig, LLP

200 Park Avenue

New York, NY 10166

(212) 801-9200

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

Large accelerated filer	☐	Accelerated filer	☒
Non-accelerated filer	☐	Smaller Reporting Company	☐
		Emerging Growth Company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of securities to be registered	Amount to be registered(1)	Proposed maximum offering price per share(2)	Proposed maximum aggregate offering price(2)	Amount of registration fee
Common shares, nominal value $1.00 per share (“Common Shares”)	3,200,445 shares	$2.47	$7,921,102	$1,028.16

(1)	Pursuant to Rule 416 under the Securities Act of 1933, as amended, (the “Securities Act”), this Registration Statement on Form S-8 (this “Registration Statement”) also covers any additional Common Shares that may become issuable under the Corporación América Airports S.A. Management Share Compensation Plan, as amended from time to time (the “Plan”), by reason of any share dividend, share split, recapitalization or other similar transaction effected without the receipt of consideration that results in an increase in the number of the outstanding Common Shares.
(2)

The proposed maximum offering price per share and proposed maximum aggregate offering price for the Common Shares registered hereunder have been estimated solely for purposes of calculating the registration fee pursuant to Rule 457(c) and Rule 457 (h) under the Securities Act based upon the average of the high and low sales prices for a Common Share as reported on the New York Stock Exchange on August 31, 2020.

EXPLANATORY NOTE

The Corporación América Airports S.A. Management Share Compensation Plan (the “Plan”) was approved by the Board of Directors of Corporación América Airports S.A., a Luxembourg public limited liability company (société anonyme) (the “Company”, “we”, “us”, “our” or the “Registrant”), on August 20, 2020. The total number of Common Shares available for issuance under the Plan is 3,200,445.

PART I
INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS

The information specified by Items 1 and 2 of Part I of Form S-8 is omitted from this Registration Statement in accordance with the provisions of Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), and the Explanatory Note to Part I of Form S-8.

The documents containing the information specified in Part I of Form S-8 will be sent or given to participants in the Plan as specified by Rule 428(b) under the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

PART II

INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference.

The following documents have been filed by the Registrant with the U.S. Securities and Exchange Commission (the “Commission”) and are incorporated by reference into this Registration Statement and will be deemed to be a part hereof (except to the extent that any such documents or information is deemed furnished and not filed pursuant to Commission rules):

(a)	The Registrant’s Annual Report on Form 20-F (File No. 001-38354) for its fiscal year ended December 31, 2019, filed with the Commission on April 8, 2020;

(b)	The Registrant’s Current Report on Form 6-K (File No. 001-38354), filed with the Commission on May 26, 2020;

(c)	The Registrant’s Current Report on Form 6-K (File No. 001-38354), filed with the Commission on April 7, 2020;

(d)	The Registrant’s Current Report on Form 6-K (File No. 001-38354 - SEC Accession No. 0001104659-20-034422), filed with the Commission on March 17, 2020;

(e)	The Registrant’s Current Report on Form 6-K (File No. 001-38354), filed with the Commission on August 24, 2020; and

(f)	The description of the Common Shares included under the “Description of Share Capital” section of the Registrant’s Registration Statement on Form F-1 (File No. 333-221916) filed with the Commission on February 2, 2018 pursuant to Rule 424(b), including any amendment or report filed for the purpose of updating such description.

Except to the extent that information is deemed furnished and not filed pursuant to applicable Commission rules and regulations, all documents filed by the Registrant pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the date hereof and prior to the filing of a post-effective amendment that indicates that all securities offered hereby have been sold or that deregisters all securities then remaining unsold shall also be deemed to be incorporated by reference herein and to be a part hereof from the respective dates of the filing of such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.

Item 4.	Description of Securities.

Not applicable

Item 5.	Interests of Named Experts and Counsel.

Not applicable

Item 6.	Indemnification of Directors and Officers.

Luxembourg Law

As a Luxembourg public limited liability company (société anonyme), we are subject to Luxembourg Law on Commercial Companies.

Our Articles of Association

Pursuant to our Articles of Association no director of the Company is personally liable to the Company or its shareholder(s) for monetary damages for breach of fiduciary duty.

We must indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the Company) by reason of the fact that the person is or was a director or agent of the Company, or is or was serving at the request of the Company as a director or agent of another Company, partnership, joint venture, trust or other enterprise, against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in, or not opposed to, the best interests of the Company, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful; provided, that, except for proceedings to enforce rights to indemnification or advancement of expenses, the Company is not obligated to indemnify any such director or agent (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by our Board of Directors. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, has reasonable cause to believe that the person’s conduct was unlawful.

We also have to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the Company to procure a judgment in its favor by reason of the fact that the person is or was a director or agent of the Company, or is or was serving at the request of the Company as a director or agent of another Company, partnership, joint venture, trust or other enterprise against expenses (including counsels’ and attorneys’ fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the Company and except that no indemnification will be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Company unless and only to the extent that the court in which such action or suit was brought determines upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the court shall deem proper; provided, that, except for proceedings to enforce rights to indemnification or advancement of expenses, the Company is not be obligated to indemnify any such director or agent (or his or her heirs, executors or personal or legal representatives) in connection with a proceeding (or part thereof) initiated by such person unless such proceeding (or part thereof) was authorized or consented to by our Board of Directors.

The Company may purchase and maintain insurance or furnish similar protection or make other arrangements, including, but not limited to, providing a trust fund, letter of credit or surety bond on behalf of the Company’s directors or agents against any liability asserted against them in their capacity as a director or agent of the Company.

Item 7.	Exemption from Registration Claimed.

Not applicable

Item 8.	Exhibits.

Exhibit No.	Exhibit
4.1	Amended and Restated Articles of Incorporation of the Company. (Incorporated herein by reference to Exhibit 1.1 to the Registrant’s Annual Report on Form 20-F filed with the Commission on April 8, 2020) (File No. 001-38354).
5.1*	Opinion of Allen & Overy LLP
10.1*	Corporación América Airports S.A., Management Share Compensation Plan
23.1*	Consent of Allen & Overy LLP (included as part of Exhibit 5.1 hereto)
23.2*	Consent of Price Waterhouse & Co. S.R.L.
24.1*	Power of Attorney (included in the signature pages of this Registration Statement)

*	Filed herewith.

Item 9. Undertakings.

(a)  The undersigned Registrant hereby undertakes:

(1)             To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i)       To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)      To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

(iii)     To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) shall not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Securities and Exchange Commission by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the Registration Statement.

(2)              That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)              To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(b)    The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the Registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)     Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Registrant pursuant to the provisions described in Item 6, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Uruguay, Montevideo, on September 4, 2020.

CORPORACIÓN AMÉRICA AIRPORTS S.A.

By:	/s/ Martín Francisco Antranik Eurnekian
Martín Francisco Antranik Eurnekian
Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Raúl Guillermo Francos and Martín Francisco Antranik Eurnekian each of them acting alone, his or her true and lawful attorneys-in-fact and agents, with full power of substitution and re-substitution, for him or her and in his or her name, place, and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them acting alone, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

*****

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

PRINCIPAL EXECUTIVE, FINANCIAL & ACCOUNTING OFFICERS AND DIRECTORS:

Signature	Title	Date

/s/ Martín Francisco Antranik Eurnekian Martín Francisco Antranik Eurnekian	Director	September 4, 2020

/s/ Máximo Bomchil Máximo Bomchil	Director	September 4, 2020

/s/ Roderick H. McGeoch Roderick H. McGeoch	Director	September 4, 2020

/s/ David Arendt David Arendt	Director	September 4, 2020

/s/ Valerie Pechon Valerie Pechon	Director	September 4, 2020

/s/ Carlo Alberto Montagna Carlo Alberto Montagna	Director	September 4, 2020

/s/ Daniel Marx Daniel Marx	Director	September 4, 2020

AUTHORIZED REPRESENTATIVE

Pursuant to the requirements of Section 6(a) of the Securities Act, the authorized representative has duly caused this Registration Statement to be signed by the undersigned, solely in the capacity of the duly authorized representative of the Registrant in the United States, on September 4, 2020.

PUGLISI & ASSOCIATES
(Authorized U.S. Representative)

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Authorized Signatory